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                                                                    Exhibit 99.1


                          AGREEMENT AND PLAN OF MERGER

                                      Among

                            JDS UNIPHASE CORPORATION,

                              K2 ACQUISITION, INC.

                                       and

                                    SDL, INC.

                            Dated as of July 9, 2000
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                  AGREEMENT AND PLAN OF MERGER dated as of July 9, 2000 (this
"Agreement") among JDS UNIPHASE CORPORATION, a Delaware corporation ("Parent"), K2 ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and SDL, INC., a Delaware corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company deem it advisable and in the best interests of each corporation and its respective stockholders to combine their respective businesses;

                  WHEREAS, in furtherance of such combination, the respective Boards of Directors of Parent, Merger Sub and the Company have each adopted resolutions approving this Agreement and declaring its advisability and approving the merger (the "Merger") of Merger Sub with and into the Company in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

                  Section 1.01 The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  Section 1.02 Closing; Effective Time. (a) The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m. (Los Angeles time) at the offices of Sullivan & Cromwell, 1888 Century Park East, Los Angeles, California as soon as practicable, but in any event within three business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or
(ii) at such other place and time or on such other date as Parent and the Company may agree in writing (the "Closing Date").

                  (b) At the Closing, the Company and Merger Sub shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by applicable Law (as
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defined in Section 3.05(a)) in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

                  Section 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.04 Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Restated Certificate of Incorporation, as amended (the "Company Certificate of Incorporation"), of the Company shall be amended to be identical to that of Merger Sub, as in effect immediately prior to the Effective Time, except that Article I shall state that the name of the Surviving Corporation is "SDL, Inc." The Company Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended subject to Section 6.05(e), in accordance with the terms thereof and of the DGCL.

                  (b) At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended, subject to Section 6.05(a), in accordance with the terms thereof, and of the Certificate of Incorporation of the Surviving Corporation and of the DGCL.

                  Section 1.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be elected as the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be elected as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  Section 2.01 Conversion of Securities. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (i) each share of common stock, par value $0.001 per share, of the Company and all rights in respect thereof ("Company Common Stock"; shares of Company Common Stock being referred to herein collectively as the "Company Common Shares") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(a)(ii)) shall be canceled and automatically converted, subject to Section 2.02(e), into the right to receive


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         3.8 (the "Exchange Ratio") shares of common stock, $0.001 par value per share, of Parent ("Parent Common Stock"; shares of Parent Common Stock being referred to herein collectively as the "Parent Common Shares") (which, together with any cash in lieu of fractional shares of Company Common Stock as specified in Section 2.02(e), shall be referred to herein as the "Merger Consideration");

                  (ii) each Company Common Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent or held in treasury by the Company or any Subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (iii) each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

                  (b) If at any time during the period between the date of this Agreement and the Effective Time, the Company changes the number of Company Common Shares, or Parent changes the number of Parent Common Shares, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization, redenomination of share capital or other similar transactions, the Exchange Ratio and any other items dependent thereon shall be appropriately adjusted.

                  Section 2.02 Exchange of Certificates. (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with Parent's transfer agent for Parent Common Stock or such other bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Company Common Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing Parent Common Shares issuable pursuant to Section 2.01 and cash as required to make payments in lieu of any fractional shares pursuant to Section 2.02(e) (such cash and certificates for Parent Common Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Shares contemplated to be issued pursuant to Section 2.01, out of the Exchange Fund. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As promptly as practicable after the Effective Time (but in any event within five business days after the Effective
Time), Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Shares (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Shares and cash in lieu of any fractional shares. Upon surrender to the Exchange


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Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Parent Common Shares that such holder has the right to receive in respect of the Company Common Shares formerly represented by such Certificate (after taking into account all Company Common Shares then held by such holder), cash in lieu of any fractional Parent Common Shares to which such holder is entitled pursuant to
Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Common Shares, cash in lieu of any fractional Parent Common Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), may be issued to a transferee if the Certificate representing such Company Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Surviving Corporation that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing Parent Common Shares, cash in lieu of any fractional Parent Common Shares to which such holder is entitled pursuant to
Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

                  (c) Distributions with Respect to Unexchanged Parent Common Shares. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to
Section 2.02(e), until the holder of such Certificate shall surrender such Certificate as provided in Section 2.02(b). Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, (i) promptly (but in any event within five business days after such surrender), the amount of any cash payable with respect to a fractional Parent Common Share to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore payable with respect to such whole Parent Common Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Parent Common Shares.

                  (d) No Further Rights in Company Common Stock. All Parent Common Shares issued upon conversion of the Company Common Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares.

                  (e) No Fractional Shares. No certificates or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of Certificates, no dividend or


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distribution with respect to Parent Common Shares shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent; instead, Parent shall pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (y) the average closing prices for a Parent Common Share on the Nasdaq National Market ("NASDAQ") for the five trading days immediately preceding the Effective Time.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Shares for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for the Parent Common Shares, any cash in lieu of fractional Parent Common Shares to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to the Parent Common Shares to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

                  (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Company Common Shares for any such Company Common Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (h) Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Parent Common Shares, any cash in lieu of fractional Parent Common Shares to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).


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                  Section 2.03 Stock Transfer Books. At the Effective Time, the
stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into Parent Common Shares pursuant to the terms set forth in this Article II, any cash in lieu of fractional Parent Common Shares to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

                  Section 2.04 Company Stock Options. (a) All options (the "Company Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the Company's 1992 Stock Option Plan or the Company's 1995 Stock Option Plan or under the prior plans of the Company's subsidiary SDL Queensgate Ltd. (collectively, the "Company Stock Option Plans"), shall remain outstanding following the Effective Time. At the Effective Time, the Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which section 424(a) applies" within the meaning of section 424 of the Code and the regulations thereunder or (ii) to the extent that section 424 of the Code does not apply to any such Company Stock Options, would be such a corporation were section 424 of the Code applicable to such Company Stock Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Company Stock Option assumed by Parent (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the Company Stock Option Plans, the applicable option agreement issued thereunder and any applicable agreement it is subject to, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of Parent Common Shares (rounded to the nearest whole share or, in the case of Company Stock Options intended to qualify as incentive stock options under Section 422 of the Code ("ISOs"), rounding down to the nearest whole share) equal to the number of Company Common Shares subject to such Company Stock Option multiplied by the Exchange Ratio; and (B) the option price per Parent Common Share shall be an amount equal to the option price per Company Common Shares subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded to the nearest full cent or, in the case of ISOs, rounded up to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as such Company Stock Option as in effect as of the Effective Time pursuant to the applicable Company Stock Option Plan.

                  (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Company Stock Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments


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required by this Section 2.04 after giving effect to the Merger). Parent shall comply with the terms of all such Company Stock Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plans, that Company Stock Options which qualified as ISOs prior to the Effective Time continue to qualify as ISOs after the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.04. As soon as practicable (but in any event, within five business days) after the Effective Time, the Parent Common Shares subject to Company Stock Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for as long as Substitute Options remain outstanding. In addition, Parent shall use all reasonable efforts to cause the Parent Common Shares subject to Company Stock Options to be authorized for quotation on NASDAQ and such exchanges as Parent shall determine.

                  (c) Prior to the Effective Time, the Board of Directors of Parent and the Company, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the Securities and Exchange Commission so that the acquisition of Substitute Options pursuant to this Agreement shall be an exempt transaction for purposes of Section 16 of the Securities Exchange Act of 1934 by any officer or director of the Company who may become a covered person of Parent for purposes of Section 16.

                  Section 2.05 Restricted Stock. At the Effective Time, any unvested shares of restricted stock, whether granted pursuant to the Company Stock Option Plans or otherwise, shall be converted into restricted stock of Parent pursuant to Section 2.01, and shall continue to be subject to the same restrictions and terms and conditions as under the Company Stock Option Plans and the applicable agreements issued thereunder and the Company Severance Plan or Severance Agreement between any holder of restricted stock and the Company. The Company will take whatever action is necessary to be taken by the Company to effect the foregoing.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that:

                  Section 3.01 Organization and Qualification; Subsidiaries. (a) Each of the Company and each significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the United States Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act")) of the Company (collectively, the "Company Significant Subsidiaries") is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to own, lease and operate its properties and to carry on its


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business as it is now being conducted, except where the failure to be so organized, existing, in good standing or to have such power, authority or governmental approvals has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below). Each of the Company and the Company Significant Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Except as updated by Section 3.01(b) of the disclosure schedule delivered by the Company to the Parent concurrently with the execution of the Agreement (the "Company Disclosure Schedule"), Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 ("Company 10-K"), is a list of all the subsidiaries of the Company that as of the date of this Agreement are Significant Subsidiaries.

                  Section 3.02 Company Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent a complete and correct copy of the Company Certificate of Incorporation and the Amended and Restated By-Laws of the Company (the "Company By-Laws"). The Company Certificate of Incorporation and the Company By-Laws are in full force and effect. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company By-Laws.

                  Section 3.03 Capitalization. The authorized capital stock of the Company consists of (a) 281,000,000 shares of Company Common Stock and (b) 1,000,000 shares of preferred stock, $0.001 par value, of the Company (the "Company Preferred Stock"). As of June 30, 2000, (a) 86,356,814 shares of Company Common Stock and (b) no shares of Company Preferred Stock were issued and outstanding. All of the issued and outstanding Company Common Shares are validly issued, fully paid and nonassessable. No Company Common Shares, and no shares of Company Preferred Stock, are held in the treasury of the Company or by any subsidiary of the Company (collectively, the "Company Subsidiaries") and 13,708,412 shares of Company Common Stock have been duly reserved for future issuance pursuant to the Company Stock Option Plans. There are no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote. Except for the Company Stock Options granted pursuant to the Company Stock Option Plans and except for the rights issued pursuant to the First Amended and Restated Rights Agreement dated February 11, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C. (the "Company Rights Agreement"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued stock of the Company or any Company Subsidiary, or conditionally or absolutely obligating the Company or any Company Subsidiary, to issue or sell any shares of stock of, or other equity interests in, the Company or any Company Subsidiary.
Section 3.03 of the Company Disclosure Schedule sets forth, except as set forth in such Section 3.03 of the Company Disclosure Schedule, the total number of outstanding Company Stock Options, the weighted average exercise price thereof, the relevant vesting times and exercise periods as of June 30, 2000. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to



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which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding obligations (whether conditional or absolute) of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares or other equity interests of Company Common Stock or any shares or other equity interests of any Company Subsidiary. Each outstanding share of stock or other equity interest of each Company Significant Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share or other equity interest owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the approval of the Company's stockholders described in the next sentence, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the voting power of the then outstanding Company Common Shares entitled to vote on the matter (the "Company Stockholders' Vote"), and the filing of the Certificate of Merger with the Secretary of State of Delaware as required by the
DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Section 3.05 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by the Company will not (i) conflict with or violate the Company Certificate of Incorporation or the Company By-Laws or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any federal, national, state, provincial, municipal or local law, statute, ordinance, rule, regulation, order, injunction, judgment or decree, whether of the U.S., or another jurisdiction ("Law"), applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement,




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lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by the Company will not require any consent, approval, authorization or permit of, or filing with or notification to, any federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority, whether of the U.S., or another jurisdiction (a "Governmental Entity"), except (i) for the applicable requirements of (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and comparable filings, if any, in foreign jurisdictions, (B) state securities or "blue sky" laws (the "Blue Sky Laws"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") or the Exchange Act, (C) the DGCL with respect to the filing of the Delaware Certificate of Merger, and (D) the rules and regulations of NASDAQ (the foregoing clauses (i)(A) through (D) being referred to collectively as the "Required Applicable Regulations") and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  Section 3.06 Permits; Compliance. (a) To the knowledge of the Company, each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, to the knowledge of the Company, no suspension or cancellation of any of the Company Permits is pending or threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) To the knowledge of the Company, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected,
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) any Company Permits, except in each case for any such conflicts, defaults or violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.07 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1997 (collectively, including all exhibits thereto and any registration statement filed since such date, the "Company SEC Reports"). As of the respective dates they were filed, (i) the Company SEC Reports complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with the United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and each presented or will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect). The balance sheet of the Company contained in the Company SEC Reports as of December 31, 1999 is hereinafter referred to as the "Company Balance Sheet".

                  Section 3.08 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the Company Balance Sheet (or in the notes thereto) or as set forth in Section 3.08 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has outstanding any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (a) liabilities and obligations under contracts and agreements (other than those liabilities and obligations under contracts and agreements required to be reflected or reserved against on the Company Balance Sheet), (b) liabilities and obligations not required to be reflected or reserved against on the Company Balance Sheet under U.S. GAAP, consistently applied, and (c) liabilities and obligations which have been incurred since the date of the Company Balance Sheet in the ordinary course of business, in each of case (b) and (c) which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.09 Absence of Certain Changes or Events. From the date of the Company Balance Sheet, except as set forth in Section 3.09 of the Company Disclosure Schedule, (a) each of the Company and the Company Subsidiaries has conducted its business only in the ordinary course and (b) since such date, there has not been any circumstance, event, occurrence, change or effect that has had, and could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.10 Absence of Litigation. Except as specifically disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no litigation, suit, claim, action or proceeding (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, except for such Actions which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.11 Employee Benefit Matters. (a) Plans and Material Documents. Section 3.11(a) of the Company Disclosure Schedule lists, with respect to employees in the United States of the Company and, to the knowledge of the Company, the Company Subsidiaries, all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, long term incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, change in control, and severance agreements, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (collectively, the "Company Benefit Plans"), other than plans, programs, arrangements or agreements that are not material. Copies or summaries of each material Company Benefit Plan have been made available to Parent. Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any written commitment to create, adopt or amend any material employee benefit plan, program, arrangement or agreement, other than any immaterial modification or any modification or change required by applicable Law.

                  (b) Absence of Certain Types of Plans. None of the Company Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan").

                  (c) Compliance. Each Company Benefit Plan is now in all respects in compliance with its terms and with the requirements of all applicable laws and regulations, including, without limitation, ERISA and the Code, except where any non-compliance would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, no action, claim or proceeding is pending or threatened with respect to any Company Benefit Plan, other than claims for benefits in the ordinary course and other than such actions, claims or proceedings that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (d) Qualification of Certain Plans. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that the Company Benefit Plan is so qualified and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

                  (e) Absence of Certain Liabilities. Neither the Company nor any Company Subsidiary has incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") under Title IV of ERISA (other than liability for premiums to the PBGC arising in the ordinary course), and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to result in any material liability to the PBGC under Title IV of ERISA.

                  (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates, and all contributions to the Company Benefit Plans intended to be qualified pursuant to Section 401(a) of the Code have been or will be fully deductible, except where failure to do so would not have a Material Adverse Effect.

                  (g) Severance Payments and Accelerated Vesting. Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company or any Company Subsidiary to severance in an amount material to the Company and its Subsidiaries, taken as a whole, or any other material payment from the Company or any Company Subsidiary, except as expressly provided in this Agreement, (ii) materially increase the amount of base compensation due any such employee, officer or director or (iii) accelerate benefits under any Company Stock Option Plan or accelerate vesting of unvested shares of restricted stock, whether granted pursuant to the Company Stock Option Plans or otherwise.

                  (h) Non-U.S. Benefit Plans. To the knowledge of the Company, with respect to material employee benefit plans mandated by a government other than the United States or subject to laws other than United States law (collectively, the "Non-U.S. Benefit Plans") and except as set forth in Section 3.11(h) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) each Non-U.S. Benefit Plan and the manner in which it has been administered satisfies all applicable Laws and regulations; (ii) each Non-U.S. Benefit Plan required to be registered has been registered; (iii) as of the date of this Agreement, all contributions to each Non-U.S. Benefit Plan required have been made by the Company or a Company Subsidiary or, if applicable, accrued in accordance with country-specific accounting practices; and (iv) each Non-U.S. Benefit Plan that is funded is either fully funded or fully insured, based upon generally accepted local accounting and actuarial practice and procedure, to an extent sufficient to provide for the accrued benefit obligations, as of the date hereof, of all employees and former employees participating in such Non-U.S. Benefit Plans.

                  Section 3.12 Material Contracts. (a) Subsections (i) through
(iv) of Section 3.12(a) of the Company Disclosure Schedule contain a list of the following types of contracts, agreements and arrangements (including all amendments thereto) to which the Company or a Company Subsidiary is a party, other than those contracts, agreements and arrangements listed as exhibits in the Company's Form 10-K for the fiscal year ended December 31, 1999 (such contracts, agreements and arrangements as are required to be set forth in Section 3.12(a) of the Company Disclosure Schedule, together with all Company Benefit Plans and all contracts, agreements and arrangements listed or required to be listed as exhibits in the Company's Form 10-K for the fiscal year ended December 31, 1999, being the "Company Material Contracts"):

                  (i) each contract and agreement which (A) is likely to involve consideration of more than $25,000,000 in the aggregate, during the fiscal years ending December 31, 2000 or December 31, 2001 or (B) is likely to involve consideration of more than $25,000,000 in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company or any Company Subsidiary without penalty or further payment and without more than 60 days' notice;

                  (ii) all joint venture or joint development agreements which involve consideration of more than $5,000,000 or which are otherwise material to the Company and the Company Subsidiaries, taken as a whole;

                  (iii) all employment agreements which involve salary and bonus (excluding the value of any stock options) in excess of $250,000 annually;

                  (iv) all contracts with consultants which involve consideration of more than $5,000,000;

                  (v) all contracts and agreements evidencing indebtedness of more than $5,000,000 to unaffiliated third parties; and

                  (vi) all contracts and agreements that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time, in each case, (A) with respect to any business currently conducted by the Company or any Company Subsidiary and (B) other than distributor agreements entered into in the ordinary course of business.

                  (b) Each Company Material Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms and neither the Company nor any Company Subsidiary is in default in any material respect, or has received notice that is in default in any material respect, under any Company Material Contract and no other party is in default in any material respect under any Company Material Contract, except where the failure of any such Company Material Contract to be legal, valid and binding or in full force and effect and for such defaults as have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.13 Environmental Matters. Except as set forth in
Section 3.13 of the Company Disclosure Schedule or as to the extent that it has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the Company and the Company Subsidiaries are not in violation of any Environmental Law applicable to them;
(b) none of the properties currently or formerly owned, leased or operated by the Company and the Company Subsidiaries (including, without limitation, soils and surfaces and ground waters) are contaminated with any Hazardous Substance;
(c) the Company and the

Company Subsidiaries are not liable for any off-site contamination by Hazardous Substances; (d) the Company and the Company Subsidiaries are not liable for any violation under any Environmental Law (including, without limitation, pending or threatened liens); (e) the Company and the Company Subsidiaries have all material permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); and (f) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit. During the two years preceding the date of this Agreement, none of the Company or the Company Subsidiaries has received notice of a violation of any Environmental Law (whether with respect to properties presently or previously owned or used) except as to the extent that it has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.14 Title to Properties; Absence of Liens and Encumbrances. Each of the Company and the Company Significant Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") except (i) as reflected in the financial statements contained in the Company SEC Reports and (ii) for such Liens, if any, which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.15 Intellectual Property. (a) Except as set forth in
Section 3.15 of the Company Disclosure Schedule, the Company and the Company Significant Subsidiaries own, or possess adequate, valid, binding licenses or other valid and binding rights to use, all Intellectual Property used or held for use in the business of the Company and the Company Significant Subsidiaries and necessary for the conduct of the business of the Company and the Company Significant Subsidiaries in all material respects as currently conducted.

                  (b) Neither the Company nor any of the Company Subsidiaries has received any written notice that, and to the knowledge of the Company no claim has been made or asserted that, any process currently used or product currently sold, imported or offered for sale by the Company and the Company Subsidiaries infringes on or otherwise violates the Intellectual Property rights of any person, and such uses, sales, importations and offers to sell are and have been in accordance with all applicable licenses, in each case, other than as to the extent that it has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (c) To the knowledge of the Company, no Intellectual Property material to the business of the Company and the Company Subsidiaries owned or licensed by the Company or the Company Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

                  (d) (i) There has been no misappropriation or infringement of any trade secrets, know-how or other Intellectual Property of the Company or any Company Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Company

Subsidiary has misappropriated any material trade secrets of any other person in the course of such performance as an employee, independent contractor or agent and (iii) no employee, independent contractor or agent of Company or any Company Subsidiary is in material default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property, in each case, other than as to the extent that it has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.16 Taxes. (a) Except as set forth in Section 3.16 of the Company Disclosure Schedule, (i) the Company and each of the Company Subsidiaries have timely filed or will timely file all material U.S. federal, state, local and Non-U.S. returns and reports required to be filed by any of them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries and all such returns and reports are accurate and complete in all material respects,
(ii) all Taxes that are shown as due on the Company's Tax returns prior to the Effective Time have been paid or will be paid or have been shown as accrued liabilities on the financial statements of the Company in accordance with U.S. GAAP, (iii) no outstanding or pending deficiency for any material amount of Tax has been proposed, asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries, (iv) the Company and each of the Company Subsidiaries have provided adequate reserves in their financial statements in accordance with U.S. GAAP for any Taxes that have not been paid, whether or not shown as being due on any Tax returns and (v) neither the Company nor any of the Company Subsidiaries has a material amount of income reportable for a taxable period ending after the Effective Time that is attributable to an activity or a transaction occurring in or a change in accounting method made for a period ending on or prior to the Effective Time, including, without limitation, any adjustment pursuant to Section 481 of the Code.

                  (b) Except as set forth in Section 3.16 of the Company Disclosure Schedule, there are not outstanding agreements or waivers extending the statutory period of limitation for assessment or collection of Tax applicable to any material Tax returns required to be filed with respect to the Company or any Company Subsidiary. The Company has made available to Parent correct and complete copies of all material federal and state income and franchise Tax returns of the Company and the Company Subsidiaries for 1997 and thereafter and IRS Revenue Agent Reports and similar state reports issued for such returns, and statements of material Tax deficiencies assessed against or agreed to by the Company and any Company Subsidiary since January 1, 1997. The U.S. federal consolidated income Tax return for the Company Subsidiaries has been examined by the IRS for all taxable years through the year ended December 31, 1994.

                  (c) Except as set forth in Section 3.16 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to or is bound by any tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), except for customary arrangements relating to property taxes and sales taxes in leases and other agreements entered into in the ordinary course of business.

                  (d) Except as set forth in Section 3.16 of the Company Disclosure Schedule, (i) neither the Company nor any of the Company Subsidiaries has ever been a member of an affiliated group filing a consolidated federal income Tax return, other than the group of which it currently is a member, and
(ii) neither the Company nor any of the Company Subsidiaries is liable for the taxes of any other person as a successor or transferee, or pursuant to any provision of federal, state, local or Non-U.S. law.

                  (e) Except as set forth in Section 3.16 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of the Company Subsidiaries that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code. Except as set forth in Section 3.16 of the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement to which Company or any of the Company Subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                  (f) As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imports and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  Section 3.17 Board Approval; Vote Required. (a) On or prior to the date of this Agreement, the Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly
(i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger, and determined that the execution, delivery and performance of the Merger Agreement is advisable and (iii) recommended that the stockholders of the Company adopt this Agreement (the "Company Recommendation") and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting, as defined in Section 6.01(a).

                  (b) The only vote of the holders of any class or series of stock of the Company necessary to approve the Merger, this Agreement and the other transactions contemplated by this Agreement is the Company Stockholders' Vote.

                  Section 3.18 Insurance. The Company and the Company Significant Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Company Significant Subsidiaries.

                  Section 3.19 State Takeover Statutes; Stockholder Rights Plan. No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation is applicable, by reason of the Company's being a party to the Merger, this Agreement or the transactions contemplated hereby. Except for the Company Rights Agreement, neither the Company nor any of the Company Subsidiaries is a party to any "stockholder rights" plan or any similar anti-takeover plan or device.

                  (a) Prior to the time this Agreement was executed, the Board of Directors of the Company has taken all action necessary, if any, to exempt under or make not subject to Section 203 of the DGCL and to ensure no stockholder of the Company will have any rights under the Company Rights Agreement as a result of, (i) the execution of this Agreement, (ii) the Merger and (iii) the other transactions contemplated hereby.

                  Section 3.20 Labor Matters. The Company and each Company Subsidiary is in compliance with all applicable laws and regulations governing labor and employment, except where the failure to be in such compliance would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in Section 3.20 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions representing any employees of the Company or any of the Company Subsidiaries. Except as set forth in Section 3.20 of the Company Disclosure Schedule, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation with respect to any employee of the Company or any Company Subsidiary, except for such disputes that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.21 Opinion of Financial Advisor. The Company has received the written opinion of Thomas Weisel Partners LLC ("Thomas Weisel") dated the date of this Agreement to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

                  Section 3.22 Brokers. No broker, finder or investment banker (other than Thomas Weisel) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent a complete and correct copy of all agreements between the Company and Thomas Weisel pursuant to which such firm would be entitled to any payment relating to the Merger or any other transactions.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                  Section 4.01 Organization and Qualification; Subsidiaries. (a) Each of Parent and each significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC under the Exchange Act) of Parent (collectively, the "Parent Significant Subsidiaries") is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing, in good standing or to have such power, authority or governmental approvals has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Parent and the Parent Significant Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Except as updated by Section 4.01(b) of the disclosure schedule delivered by the Parent to the Company concurrently with the execution of the Agreement (the "Parent Disclosure Schedule", Exhibit 21.1 to the Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, is a list of all the subsidiaries of the Parent that as of the date of this Agreement are Significant Subsidiaries.

                  Section 4.02 Certificate of Incorporation and By-Laws. Parent has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and By-Laws, each as amended to date, of Parent and the Certificate of Incorporation and By-Laws of Merger Sub, each as amended to date. Such respective organizational documents are in full force and effect and neither Parent nor Merger Sub is in violation of any of the provisions of its respective organizational documents.

                  Section 4.03 Capitalization. (a) The authorized capital stock of Parent consists of (i) 3,000,000,000 Parent Common Shares and (ii) 1,000,000 preferred shares of Parent, $0.001 value per share, issuable in series (the "Parent Preferred Stock"). As of June 30,

2000, (i) 1,053,811,083 Parent Common Shares (including exchangeable shares ("Exchangeable Shares") of Parent's subsidiary, JDS Uniphase Canada Ltd) and
(ii) 100,000 shares of Parent Series A Preferred Stock and one share of Parent Series B Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Parent Common Stock and Exchangeable Shares and all of the issued and outstanding shares of Parent Preferred Stock are validly issued, fully paid and nonassessable. 116,505,582 shares of Parent Common Stock (including Exchangeable Shares) and no shares of Parent Preferred Stock are held in the treasury of Parent or by any subsidiary of Parent (collectively, the "Parent Subsidiaries") and 4,799,869 Parent Common Shares have been duly reserved for future issuance pursuant to Parent's 1993 Flexible Stock Incentive Plan. There are no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of Parent having the right to vote on any matters on which stockholders of Parent may vote. Except as set forth on Section 4.03 of the Parent Disclosure Schedule, and except for (i) the 140,172,550 options (the "Parent Stock Options") granted pursuant to Parent's stock option plans, (ii) shares issuable pursuant to this Agreement and (iii) the shares of Parent Common Stock reserved for issuance upon conversion of the outstanding shares of Parent Preferred Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued stock of Parent or any Parent Subsidiary, or conditionally or absolutely obligating Parent or any Parent Subsidiary to issue or sell any shares of stock of, or other equity interests in, Parent or any Parent Subsidiary. All Parent Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding obligations (whether conditional or absolute) of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares or other equity interest of Parent or any shares or other equity interests of any Parent Subsidiary. Each outstanding share of stock or other equity interest of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share or other equity interest owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) The authorized stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof, and all of which are owned by Parent. The Parent Common Shares to be issued pursuant to the Merger in accordance with Section 2.01 (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights created by statute, the Certificate of Incorporation or By-Laws of Parent or any agreement to which the Parent is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

                  Section 4.04 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the approval of Parent's stockholders described in the next sentence, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of the issuance of Parent Common Stock pursuant to the terms of the Merger by the affirmative vote of a majority of the holders casting votes (provided that the total vote cast represents more than fifty percent in interest of all capital stock of Parent entitled to vote) (the "Parent Stockholders' Vote") and the filing of the Certificate of Merger with the Secretary of State of Delaware as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Section 4.05 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent, the Certificate of Incorporation or By-Laws of Merger Sub or any equivalent organizational documents of any Parent Significant Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for the Required Applicable Regulations and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  Section 4.06 Permits; Compliance. (a) To the knowledge of Parent, each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, to the knowledge of Parent, no suspension or cancellation of any of the Parent Permits is pending or threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) To the knowledge of Parent, neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) any Parent Permits, except in each case for any such conflicts, defaults or violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 4.07 SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 1997 (collectively, including all exhibits thereto and any registration statement filed since such date, the "Parent SEC Reports"). As of the respective dates they were filed, (i) the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and each presented or will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect). The balance sheet of Parent contained in the Parent SEC Reports as of June 30, 1999 is hereinafter referred to as the "Parent Balance Sheet".

                  Section 4.08 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the Parent Balance Sheet (or in the notes thereto) or as set forth in Section 4.08 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary has outstanding any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (a) liabilities and obligations under contracts and agreements (other than those liabilities and obligations under contracts and agreements required to be reflected or reserved against on the Parent Balance Sheet), (b) liabilities and obligations not required to be reflected or reserved against on the Parent Balance Sheet under U.S. GAAP, consistently applied, and (c) liabilities and obligations which have been incurred since the date of the Parent Balance Sheet in the ordinary course of business, in each of case (b) and (c) which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 4.09 Absence of Certain Changes or Events. From the date of the Parent Balance Sheet, except as set forth in Section 4.09 of the Parent Disclosure Schedule, (a) each of Parent and the Parent Subsidiaries has conducted its business only in the ordinary course and, (b) since such date, there has not been any circumstance, event, occurrence, change or effect that has had, and could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 4.10 Absence of Litigation. Except as specifically disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, except for such Actions which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 4.11 Employee Benefit Matters. (a) Plans and Material Documents. Section 4.11(a) of the Parent Disclosure Schedule lists, with respect to employees in the United States of Parent and, to the knowledge of Parent, Parent Subsidiaries, all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, long term incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, change in control, and severance agreements, to which Parent or any Parent Subsidiary is a party, with respect to which Parent or any Parent Subsidiary has any obligation or which are maintained, contributed to or sponsored by Parent or any Parent Subsidiary for the benefit of any current or former employee, officer or director of Parent or any Parent Subsidiary (collectively, the "Parent Benefit Plans"), other than plans, programs, arrangements or agreements that are not material. Copies or summaries of each material Parent Benefit Plan have been made available to the Company. Except as set forth in Section 4.11(a) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary has any written commitment to create, adopt or amend any material employee benefit plan, program, arrangement or agreement, other than any immaterial modification or any modification or change required by applicable Law.

                  (b) Absence of Certain Types of Plans. None of the Parent Benefit Plans is a Multiemployer Plan or a Multiple Employer Plan.

                  (c) Compliance. Each Parent Benefit Plan is now in all respects in compliance with its terms and with the requirements of all applicable laws and regulations, including, without limitation, ERISA and the Code, except where any non-compliance would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of Parent, no action, claim or proceeding is pending or threatened with respect to any Parent Benefit Plan, other than claims for benefits in the ordinary course and other than such actions, claims or proceedings that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (d) Qualification of Certain Plans. Each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that the Parent Benefit Plan is so qualified and, to the knowledge of Parent, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust.

                  (e) Absence of Certain Liabilities. Neither Parent nor any Parent Subsidiary has incurred any material liability to the PBGC under Title IV of ERISA (other than liability for premiums to the PBGC arising in the ordinary course), and, to the knowledge of Parent, no fact or event exists that could reasonably be expected to result in any material liability to the PBGC under Title IV of ERISA.

                  (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Parent Benefit Plan have been made on or before their due dates, and all contributions to the Parent Benefit Plans intended to be qualified pursuant to Section 401(a) of the Code have been or will be fully deductible, except where failure to do so would not have a Material Adverse Effect.

                  (g) Severance Payments and Accelerated Vesting. Except as disclosed in Section 4.11(g) of the Parent Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of Parent or any Parent Subsidiary to severance in an amount material to the Company and its Subsidiaries, taken as a whole, or any other material payment from Parent or any Parent Subsidiary, except as expressly provided in this Agreement, (ii) materially increase the amount of base compensation due any such employee, officer or director or (iii) accelerate benefits under any Parent Stock Option Plan or accelerate vesting of unvested shares of restricted stock, whether granted pursuant to any Parent Stock Option Plan or otherwise.

                  (h) Non-U.S. Benefit Plans. To the knowledge of Parent with respect to material employee benefit plans mandated by a government other than the United States or subject to laws other than United States law (collectively, the "Non-U.S. Benefit Plans") and except as set forth in Section 4.11(h) of the Parent Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) each Non-U.S. Benefit Plan and the manner in which it has been administered satisfies all applicable Laws and regulations; (ii) each Non-U.S. Benefit Plan required to be registered has been registered; (iii) as of the date of this Agreement, all contributions to each Non-U.S. Benefit Plan required have been made by Parent or a Parent Subsidiary or, if applicable, accrued in accordance with country-specific accounting practices; and (iv) each Non-U.S. Benefit Plan that is funded is either fully funded or fully insured, based upon generally accepted local accounting and actuarial practice and procedure, to an extent sufficient to provide for the accrued benefit obligations, as of the date hereof, of all employees and former employees participating in such Non-U.S. Benefit Plan.

                  Section 4.12 Material Contracts. (a) Subsections (i) through
(iv) of Section 4.12(a) of the Parent Disclosure Schedule contain a list of the following types of contracts, agreements and arrangements (including all amendments thereto) to which Parent or a Parent Subsidiary is a party, other than those contracts, agreements and arrangements listed as exhibits in the Parent's Form 10-K for the fiscal year ended June 30, 1999 (such contracts, agreements and arrangements as are required to be set forth in Section 4.12(a) of the Parent Disclosure Schedule, together with all Parent Benefit Plans and all contracts, agreements and arrangements listed or required to be listed as exhibits in the Parent's Form 10-K for the fiscal year ended June 30, 1999, being the "Parent Material Contracts"):

                  (i) each contract and agreement which (A) is likely to involve consideration of more than $25,000,000 in the aggregate, during the fiscal year ending June 30, 2001 or (B) is likely to involve consideration of more than $50,000,000 in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by Parent or any Parent Subsidiary without penalty or further payment and without more than 60 days' notice;

                  (ii) all contracts with consultants which involve consideration of more than $25,000,000;

                  (iii) all contracts and agreements evidencing indebtedness of more than $25,000,000 to unaffiliated third parties; and

                  (iv) all contracts and agreements that limit the ability of Parent or any Parent Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time, in each case, (A) with respect to any business currently conducted by Parent or any Parent Subsidiary and (B) other than distributor agreements entered into in the ordinary course of business.

                  (b) Each Parent Material Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms and neither Parent nor any Parent Subsidiary is in default in any material respect, or has received notice that is in default in any material respect, under any Parent Material Contract and no other party is in default in any material respect under any Parent Material Contract, except where the failure of any such Parent Material Contract to be legal, valid and binding or in full force and effect and for such defaults as have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 4.13 Environmental Matters. Except as to the extent that it has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) Parent and the Parent Subsidiaries are not in violation of any Environmental Law applicable to them;
(b) none of the properties currently or formerly owned, leased or operated by Parent and the Parent Subsidiaries (including, without limitation, soils and surfaces and ground waters) are contaminated with any Hazardous Substance; (c) Parent and the Parent Subsidiaries are not liable for any off-site contamination by Hazardous Substances; (d) Parent and the Parent Subsidiaries are not liable for any violation under any Environmental Law (including, without limitation, pending or threatened liens); (e) Parent and the Parent Subsidiaries have all Environmental Permits; and (f) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit. During the two years preceding the date of this Agreement, none of Parent or the Parent Subsidiaries has received notice of a violation of any Environmental Law (whether with respect to properties presently or previously owned or used) except as to the extent that it has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 4.14 Title to Properties; Absence of Liens and Encumbrances. Each of Parent and the Parent Significant Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of Liens except (i) as reflected in the financial statements contained in the Parent SEC Reports and (ii) for such Liens, if any, which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 4.15 Intellectual Property. (a) Parent and the Parent Significant Subsidiaries own, or possess adequate, valid, binding licenses or other valid and binding rights to use, all Intellectual Property used or held for use in the business of Parent and the Parent Significant Subsidiaries and necessary for the conduct of the business of Parent and the Parent Significant Subsidiaries in all material respects as currently conducted.

                  (b) Neither Parent nor any of the Parent Subsidiaries has received any written notice that, and to Parent's knowledge no claim has been made or asserted that, any process currently used or product currently sold, imported or offered for sale by Parent and the Parent Subsidiaries infringes on or otherwise violates the Intellectual Property rights of any person, and such uses, sales, importations and offers to sell are and have been in accordance with all applicable licenses, in each case, other than as to the extent that it has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (c) To the knowledge of Parent, no Intellectual Property material to the business of Parent and the Parent Subsidiaries owned or licensed by Parent or the Parent Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

                  (d) (i) There has been no misappropriation or infringement of any trade secrets, know-how or other Intellectual Property of Parent or any Parent Subsidiary by any person, (ii) no employee, independent contractor or agent of Parent or any Parent Subsidiary has misappropriated any material trade secrets of any other person in the course of such performance as an employee, independent contractor or agent and (iii) no employee, independent contractor or agent of Parent or any Parent Subsidiary is in material default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property, in each case, other than as to the extent that it has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 4.16 Taxes. (a) Except as set forth in Section 4.16(a) of the Parent Disclosure Schedule, (i) Parent and each of the Parent Subsidiaries have timely filed or will timely file all material U.S. federal, state, local and non-U.S. returns and reports required to be filed by any of them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries and all such returns and reports are accurate and complete in all material respects,
(ii) all Taxes that are shown as due on Parent's Tax returns prior to the Effective Time have been paid or will be paid or have been shown as accrued liabilities on the financial statements of Parent in accordance with U.S. GAAP,
(iii) no outstanding or pending deficiency for any material amount of Tax has been proposed, asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries, (iv) Parent and each of the Parent Subsidiaries have provided adequate reserves in their financial statements in accordance with U.S. GAAP for any Taxes that have not been paid, whether or not shown as being due on any Tax returns and (v) neither Parent nor any of the Parent Subsidiaries has a material amount of income reportable for a taxable period ending after the Effective Time that is attributable to an activity or a transaction occurring in or a change in accounting method made for a period ending on or prior to the Effective Time, including without limitation, any adjustment pursuant to Section 481 of the Code.

                  (b) Except as set forth in Section 4.16(b) of the Parent Disclosure Schedule, there are not outstanding agreements or waivers extending the statutory period of limitation for assessment or collection of Tax applicable to any material Tax returns required to be filed with respect to Parent or any Parent Subsidiary. Parent has made available to the Company correct and complete copies of all material federal and state income and franchise Tax returns of the Parent and the Parent Subsidiaries for 1995 and thereafter and IRS Revenue Agent Reports and similar state reports issued for such returns, and statements of material Tax deficiencies assessed against or agreed to by Parent and any Parent Subsidiary since January 1, 1995. The currently open U.S. federal consolidated income Tax returns for Parent and the U.S. Parent Subsidiaries have not been examined by the IRS for all taxable years through the year ended June 30, 1999.

                  (c) Except as set forth in Section 4.16 of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries is a party to or is bound by any tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), except for customary arrangements relating to property taxes and sales taxes in leases and other agreements entered into in the ordinary course of business.

                  (d) Except as set forth in Section 4.16 of the Parent Disclosure Schedule, (i) neither Parent nor any of the Parent Subsidiaries has ever been a member of an affiliated group filing a consolidated federal income Tax return, other than the group of which it currently is a member, and (ii) neither Parent nor any of the Parent Subsidiaries is liable for the taxes of any other person as a successor or transferee, or pursuant to any provision of federal, state, local or Non-U.S. law.

                  (e) Except as set forth in Section 4.16 of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries is a party to any contract, agreement, plan or arrangement covering any employee or former employee of Parent or any of the Parent Subsidiaries that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code. Except as set forth in Section 4.16 of the Parent Disclosure Schedule, there is no contract, agreement, plan or arrangement to which Parent or any of the Parent Subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                  Section 4.17 Board Approval; Vote Required. (a) On or prior to the date of this Agreement, the Board of Directors of Parent, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Parent and its stockholders, (ii) approved this Agreement and the Merger, and determined that the execution, delivery and performance of the Merger Agreement is advisable and (iii) recommended that the stockholders of Parent approve the issuance of Parent Common Stock pursuant to this Agreement (the "Company Recommendation") and directed that the issuance of such shares be submitted for consideration by Parent's stockholders at the Parent Stockholders' Meeting, as defined in Section 6.01(a).

                  (b) The only vote of the holders of any class or series of stock of Parent necessary in connection with the transactions contemplated by this Agreement is the Parent Stockholders' Vote.

                  Section 4.18 Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                  Section 4.19 Insurance. Parent and the Parent Significant Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent and the Parent Significant Subsidiaries.

                  Section 4.20 Labor Matters. Parent and each Parent Subsidiary is in compliance with all applicable laws and regulations governing labor and employment, except where the failure to be in such compliance would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in Section 4.20 of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions representing any employees of Parent or any of the Parent Subsidiaries. Except as set forth in Section 4.20 of the Parent

Disclosure Schedule, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation with respect to any employee of Parent or any Parent Subsidiary, except for such disputes that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 4.21 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinions of CIBC World Markets Corp. and Banc of America Securities LLC dated the date of this Agreement to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Parent from a financial point of view, a copy of the written versions of which will be delivered to the Company solely for information purposes promptly after the receipt thereof by the Company.

                  Section 4.22 Brokers. No broker, finder or investment banker (other than CIBC World Markets Corp. and Banc of America Securities LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to the Company a complete and correct copy of all agreements between Parent and CIBC World Markets Corp. and Banc of America Securities LLC pursuant to which either such firm would be entitled to any payment relating to the Merger or any other transactions.

                                   ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

                  Section 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization, and, to the extent reasonably determined desirable by management of the Company, to keep available the services of the current officers and employees of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers, licensors, licensees and other persons with which the Company or any Company Subsidiary has significant business relations. By way of amplification of the foregoing and not limitation, except (i) as contemplated by this Agreement, (ii) for transfers of cash among the Company and the Company Subsidiaries pursuant to the Company's ordinary course cash management policies or (iii) subject to Sections 6.08 and 6.10, as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld):

                  (a) amend or change its certificate of incorporation or by-laws or equivalent organizational documents;

                  (b) issue, sell or otherwise dispose of (whether to a third party or to a related party) (i) any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for (w) the issuance of shares of Company Common Stock pursuant to Company Stock Options outstanding on the date of this Agreement, (x) the issuance of Company Stock Options to purchase up to that number of shares of Company Common Stock currently authorized for issuance under the Company Stock Option Plans in effect on the date of this Agreement and the shares of Company Common Stock issuable pursuant to such Company Stock Options, (y) the issuance of Company Stock Options in connection with transactions permitted under paragraph (f) below and the shares of Company Common Stock issuable pursuant to such Company Stock Options or (z) the issuance of shares of Company Common Stock in connection with transactions permitted under paragraph (f) below) or (ii) any business unit of the Company or any Company Subsidiary or any material portion of the assets of the Company or any Company Subsidiary);

                  (c) except with respect to trademarks in the ordinary course of business and consistent with past practice, disclose any confidential Intellectual Property of the Company or any Company Subsidiary unless such Intellectual Property is subject to a confidentiality agreement protecting against any further disclosure;

                  (d) authorize, declare or set aside any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock;

                  (f) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and that are not in connection with the acquisition of all, or substantially all of a business, and other than any acquisitions involving consideration with a fair market value not in excess of $2 billion individually or $4 billion in the aggregate;

                  (g) incur any additional indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any person, or make any loans or advances, except for (i) loans or advances for employees of the Company in the ordinary course of business, (ii) letters of credit obtained by the Company or any Company Subsidiary in the ordinary course of business, (iii) trade payables incurred in the ordinary course of business,
(iv) indebtedness assumed in connection with transactions permitted under paragraph (f) above, (v) intercompany indebtedness, (vi) indebtedness under the Company's or any Company Subsidiary's existing credit facilities incurred in the ordinary course of business and (vii) other indebtedness with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $5,000,000;

                  (h) except as disclosed in Schedule 5.01(h) of the Company Disclosure Schedule waive any stock repurchase or acceleration rights, amend or change the terms of any options or restricted stock, or reprice options granted under any Company Stock Option Plan or authorize cash payments in exchange for any options granted under any such plans;

                  (i) except as disclosed in Section 5.01(i) of the Company Disclosure Schedule or except in the ordinary course of business consistent with past practice, increase the compensation payable or to become payable to its officers or employees or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary (except, in the case of employees who are not officers or directors, as consistent with existing policies of the Company or past practices), or establish, adopt, enter into or amend, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (j) make any material change, other than as required by U.S. GAAP or by the SEC, to its accounting principles or procedures;

                  (k) agree in writing or otherwise to take any of the actions described in clauses (a) through (j) above; or

                  (l) take any action that would cause any of the Company's representations and warranties set forth in Article III to be untrue in any material respect, as of any date, as if such representations and warranties were made as of such date.

                  Section 5.02 Conduct of Business by Parent Pending the Merger. Parent agrees that, except as contemplated by any other provision of this Agreement, Parent shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the Company:

                  (a) authorize, declare or set aside any dividend payments or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than any regular quarterly dividends declared and paid in accordance with past practice;

                  (b) make any material change, other than as required by U.S. GAAP or by the SEC, to its accounting principles or procedures;

                  (c) take any actions inconsistent with the covenants of Parent set forth in Section 6.15;

                  (d) except as set forth in Section 5.02(d) of the Parent Disclosure Schedule, acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and that are not in connection with the acquisition of all, or substantially all of a business, and other than any acquisitions involving consideration with a fair market value not in excess of $4 billion individually or $8 billion in the aggregate; or

                  (e) issue, sell or otherwise dispose of (whether to a third party or to a related party) any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary (except for (v) the issuance of shares of Parent Common Stock pursuant to Parent Stock Options outstanding on the date of this Agreement, (w) the issuance of Parent Stock Options to purchase up to that number of Parent Common Shares currently authorized for issuance under the Parent Stock Option Plans in effect on the date of this Agreement and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options, (x) the issuance of Parent Stock Options in connection with transactions permitted under paragraph (d) above and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options, (y) the issuance of shares of Parent Common Stock in connection with transactions permitted under paragraph (d) above or (z) the issuance of shares of Parent Common Stock with cash proceeds (net of underwriters' commissions) of up to one billion dollars ($1,000,000,000) in the aggregate);

                  (f) agree in writing or otherwise to take any actions described in clauses (a) through (e) above; or

                  (g) take any action that would cause any of the Parent's representations and warranties set forth in Article IV to be untrue in any material respect, as of any date, as if such representations and warranties were made as of such date.

                  Section 5.03 Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  Section 6.01 Registration Statement; Joint Proxy Statement.
(a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of the Company's stockholders (the "Company Stockholders' Meeting") and Parent's stockholders (the "Parent Stockholders' Meeting" and, together with the Company Stockholders' Meeting, the "Stockholders' Meetings") to be held to consider adoption of this Agreement and the issuance of Parent Common Shares pursuant to the terms of the Merger, as the case may be, and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Shares to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of Parent Common Shares pursuant to the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders and Parent shall mail the Proxy Statement to its stockholders.

                  (b) Subject to paragraph (c) of this Section 6.01, the Proxy Statement shall include the Company Recommendation and the Parent
Recommendation.

                  (c) Nothing in this Agreement shall prevent the Company's Board of Directors from withholding, withdrawing, amending or modifying the Company Recommendation if the Board of Directors of the Company determines in good faith (after consultation with independent legal counsel) that such action is required in order for the directors to comply with their respective fiduciary duties to the Company's stockholders under applicable Law; provided, however, that Section 6.04 shall govern the withholding, withdrawing, amending or modifying of the Company Recommendation in the circumstances described therein.

                  (d) Subject to the obligations of Parent and the Company under applicable Law, no amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed). Parent will advise the Company promptly after it receives notice thereof, of the time at which the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and each of Parent and the Company, as applicable, will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (e) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company or the stockholders of Parent, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement is discovered by Parent, Parent shall promptly inform the Company thereof. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  (f) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company or the stockholders of Parent, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement is discovered by the Company, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  Section 6.02 Stockholders' Meetings. Notwithstanding anything in Section 6.01(c) to the contrary, the Company will take, in accordance with applicable Law and the Company Certificate of Incorporation and the Company By-Laws, all action necessary to convene the Company Stockholders' Meeting, and Parent will take, in accordance with applicable Law and the Certificate of Incorporation and By-Laws of Parent, all action necessary to convene the Parent Stockholders' Meeting, in each case as promptly as practicable for the purpose of voting upon the adoption of this Agreement and the issuance of Parent Common Shares pursuant to the terms of the Merger, as the case may be, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective, it being understood that for purposes of determining what is "as promptly as practicable" for the purposes of this sentence the parties shall take into account the status of regulatory approvals and related waiting periods. Except with respect to the Company in the event that the Board of Directors of the Company shall have withheld or withdrawn its stockholder recommendation or modified or amended its stockholder recommendation in a manner adverse to the other party pursuant to Section 6.01(c), each party shall (a) use its commercial best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the issuance of Parent Common Shares pursuant to the terms of the Merger, as the case may be, and (b) shall take all other action necessary or advisable to secure the vote or consent of stockholders, required by the rules of NASDAQ to obtain such approvals.

                  Section 6.03 Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any Company Subsidiary, on the one hand, or Parent or any Parent Subsidiary, on the other hand, is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, each party shall (and shall cause such party's subsidiaries to): (i) provide to the other party (and its officers, directors, employees, accountants, investment bankers, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company or Parent, as the case may be, and the Company Significant Subsidiaries or Parent Significant Subsidiaries, as the case may be, and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request; provided, however, that the parties shall use commercially reasonable efforts to limit such access as provided in clauses (i) and (ii) in such a way as to minimize disruption to the operations of the business of the Company and the Company Subsidiaries, on the one hand, and Parent and the Parent Subsidiaries, on the other hand. Each party shall, and shall cause its respective Representatives to, keep such information confidential in accordance with the terms of the Confidentiality Agreement dated July 6, 2000, between Parent and the Company (the "Confidentiality Agreement").

                  Section 6.04 No Solicitation of Transactions. (a) The Company shall not, directly or indirectly, through any Representative or otherwise, initiate, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Representatives or any Company Subsidiary, to take any such action, provided, however, that prior to the adoption of this Agreement by the stockholders of the Company, and, provided further, that the Company is otherwise in full compliance with this Section 6.04, nothing contained in this Section 6.04 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes a bona fide unsolicited written proposal for a Competing Transaction that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Company Superior Proposal (as defined below), (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.01 following the making of a Company Superior Proposal or recommending such a Company Superior Proposal to the stockholders of the Company if, solely in the case of clause (i) above and this clause (iii), the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is required in order for the directors to comply with their respective fiduciary duties under applicable Law. The Company and the Company Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Competing Transaction. In addition to the foregoing, the Company shall (i) provide Parent with at least forty-eight (48) hours prior written notice (or such lesser prior written notice as provided to the members of the Company's Board of Directors but in no event less than eight hours) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Company Superior Proposal and (ii) provide Parent with at least two (2) business days prior written notice (or such lesser prior notice as provided to the members of the Company's Board of Directors but in no event less than eight (8) hours) of a meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to recommend a Company Superior Proposal to its stockholders.

                  (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company (other than the Merger and the other transactions contemplated in this Agreement): (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction , (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clause (i), (ii) or (iii) above, which transaction would result in a third party (or its shareholders) or affiliates acquiring, individually or in the aggregate, more than 15% of the voting securities of the Company then outstanding or more than 15% of the assets of the Company and its subsidiaries, taken as a whole; (iv) any solicitation in opposition to adoption by the Company's stockholders of this Agreement; or (v) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

                  (c) For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the voting securities of the Company then outstanding or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger.

                  (d) In addition to the obligations of the Company set forth in paragraph (a) of this Section 6.04, the Company as promptly as reasonably practicable shall advise Parent orally and in writing of any request received by the Company for non-public information which the Company reasonably believes would lead to a Competing Transaction or of any Competing Transaction, or any inquiry received by the Company with respect to or which the Company reasonably should believe would lead to any Competing Transaction, the material terms and conditions of such request, Competing Transaction or inquiry, and the identity of the person or group making any such request, Competing Transaction or inquiry. The Company will promptly update Parent as to any material changes with respect to such request, Competing Transaction or inquiry.

                  Section 6.05 Directors' and Officers' Indemnification and Insurance. (a) The By-Laws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in
Article IX of the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

                  (b) After the Effective Time, Parent and the Surviving Corporation shall, to the extent set forth under Article IX of the Company By-laws, indemnify and hold harmless, each current and former director or officer of the Company and each Subsidiary of the Company and each such person who served at the request of the Company or any Subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative, criminal or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement. Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of one counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or to Parent and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) the Company and Parent and the Surviving Corporation shall reasonably cooperate in the defense of any such matter; provided, however, that none of the Company, Parent or the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims.

                  (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current directors and officers liability insurance policies maintained by the Company (provided that coverage limits in the aggregate for the entire six year period are not less than the current annual limits, and provided further that Parent may substitute policies reasonably satisfactory to the Indemnified Parties of at least the same coverage with other terms and conditions that are no less advantageous to the Indemnified Parties) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall parent be required to expend, pursuant to this Section 6.05(c), more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance; provided further, however, that if the premiums for such coverage exceed such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 200% of the current annual premiums spent by the Company for its fiscal year ending December 31, 1999.

                  (d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.05.

                  Section 6.06 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                  Section 6.07 Affiliates. The Company represents to Parent that no later than 30 days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being an "Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its commercially reasonable efforts to deliver or cause to be delivered to Parent, no later than at least 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.07, executed by each of the Affiliates of the Company identified in the foregoing list and any person who shall, to the knowledge of the Company, have become an Affiliate of the Company subsequent to the delivery of such list.

                  Section 6.08 Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement that are required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws, (B) the HSR Act, and any other antitrust regulations and
(C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Without limiting the generality of the foregoing, each party shall take or omit to take such action as the other party shall reasonably request to cause the parties to obtain any material governmental approvals and/or the expiration of applicable waiting periods, including, without limitation, holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of Parent or any of the Parent Subsidiaries (and to enter into agreements with the relevant governmental antitrust entity giving effect thereto), provided that the foregoing shall not obligate either party to take or to omit to take any action (including, without limitation, the expenditure of funds or any such holding separate and agreeing to sell or otherwise dispose of assets, categories of assets or businesses) that is to be effective prior to the Closing or that would or could reasonably be expected to have, in the good faith opinion of such party, a Material Adverse Effect on Parent and the Parent Subsidiaries (including the Company), taken as a whole, after the Closing.

                  (b) Parent and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests that may be made pursuant to the HSR Act for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

                  Section 6.09 Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any action which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, none of the Surviving Corporation, Parent or any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

                  (b) As of the date of this Agreement, the Company does not know of any reason (i) for which it would not be able to deliver to Morrison & Foerster LLP and Sullivan & Cromwell, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions for the Registration Statement and as contemplated by Sections 7.02(f) and 7.03(c), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions so long as the statements therein are true as of such time or (ii) for which Morrison & Foerster LLP and Sullivan & Cromwell would not be able to deliver the opinions required by Sections 7.02(f) and 7.03(c).

                  (c) As of the date of this Agreement, Parent does not know of any reason (i) for which it would not be able to deliver to Sullivan & Cromwell and Morrison & Foerster LLP, at the date of the legal opinions referred to below, certificates substantially in compliance with published IRS advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions for the Registration Statement and as contemplated by Sections 7.02(f) and 7.03(c), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions so long as the statements therein are true as of such time or (ii) for which Morrison & Foerster LLP and Sullivan & Cromwell would not be able to deliver the opinions required by Sections 7.02(f) and 7.03(c).

                  Section 6.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of NASDAQ, each of Parent and the Company shall reasonably approve each other's press releases or any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

                  Section 6.11 Letters of Accountants. (a) Parent shall use its commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of Ernst & Young LLP, Parent's independent accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (b) The Company shall use its commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of Ernst & Young, LLP, the Company's independent auditors, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  Section 6.12 NASDAQ. Parent shall promptly prepare and submit to NASDAQ a supplemental notice with respect to the Parent Common Shares to be issued in the Merger and pursuant to Substitute Options, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the quotation of such Parent Common Shares.

                  Section 6.13 Further Assurances. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                  Section 6.14 Certain Employee Benefits Matters. For a period of three years following the Effective Time and effective upon the Merger, Parent shall, or shall cause the Surviving Corporation to, provide medical, 401(k), life and disability benefits, cash compensation and other benefits, including employee benefit plans, programs, contracts or arrangements providing for stock options, stock purchase rights, restricted stock or other stock-based compensation, to employees of the Surviving Corporation and its subsidiaries that, in the aggregate, are no less favorable to the medical, 401(k), life and disability benefits, cash compensation and other benefits that were provided to such Surviving Corporation employees under the employee benefit plans, programs, contracts and arrangements of the Company and each of its subsidiaries as in effect immediately prior to the Effective Time and that have been disclosed or made available to Parent. Parent covenants and agrees that it shall cause the Surviving Corporation to satisfy all severance obligations arising in connection with the transactions contemplated by the Merger and this Agreement pursuant to any Company Benefit Plan and any similar plan covering employees of the Company's Subsidiaries and employees of the Company and the Company's Subsidiaries not in the United States.

                  Section 6.15 Board Appointment. Parent agrees to cause Donald Scifres to be elected or appointed to the Parent Board of Directors as Co-Chairman of the Parent Board of Directors as of the Effective Time.



                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

                  Section 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

                  (b) Stockholder Approvals. This Agreement and the issuance of shares of Parent Common Stock pursuant to the terms of the Merger, as the case may be, contemplated hereby shall have been approved and adopted by the requisite affirmative vote of (i) the stockholders of the Company in accordance with the DGCL and the Company Certificate of Incorporation and (ii) the stockholders of Parent in accordance with the rules of NASDAQ, the DGCL and Parent's Certificate of Incorporation;

                  (c) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction, executive order or award (an "Order") that is then in effect or pending and has, or would have, the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (d) Antitrust Waiting Periods; Approvals. Any waiting period (and any extension thereof) and/or approvals applicable to the consummation of the Merger under the HSR Act or any foreign antitrust or combination Law and/or material filings, consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have expired, been terminated or obtained, as applicable.

                  (e) NASDAQ. The Parent Common Shares to be issued in the Merger shall have been authorized for quotation on NASDAQ.

                  Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time, as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except to the extent that the failure of the representations and warranties to be so true and correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (c) Tax Opinions. Parent shall have received the opinion of Morrison & Foerster LLP, counsel to Parent, based upon customary assumptions set forth or referred to in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, Morrison & Foerster LLP may rely upon and require such certificates of the Company, Parent and Merger Sub and/or their officers or principal stockholders as are customary for such opinions. Each such certificate shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

                  Section 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except to be extent that the failure of the representations and warranties to be so true and correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

                  (c) Tax Opinion. The Company shall have received the opinion of Sullivan & Cromwell, counsel to the Company, based upon customary assumptions set forth or referred to in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, Sullivan & Cromwell may rely upon and require such certificates of the Company, Parent and Merger Sub and/or their officers or principal stockholders as are customary for such opinions. Each such certificate shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 8.01 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

                  (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before January 31, 2001; provided, however, that, in the event the failure of the Merger to occur on or before January 31, 2001 is the result of the failure of any of the conditions set forth in Article VII to be satisfied or waived prior to January 31, 2001, the Company may extend such date to March 31, 2001; provided further that the provisions of this Section 8.01(b) shall not be available to any party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, the failure of the Merger to be consummated by the applicable date;

                  (c) by either Parent or the Company, if there shall be any Order of a Governmental Authority which is final and nonappealable preventing the consummation of the Merger; provided that the provisions of this Section 8.01(c) shall not be available to any party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, such Order;

                  (d) by Parent if (i) the Board of Directors of the Company withholds, withdraws, modifies or changes the Company Recommendation in a manner adverse to Parent or shall have resolved to do so, (ii) the Company shall have failed to include in the Proxy Statement the Company Recommendation, (iii) the Company's Board of Directors fails to reaffirm its recommendation to its stockholders, in favor of the adoption of this Agreement within five business days after Parent requests in writing that such recommendation be reaffirmed, (iv) the Company shall have breached its obligations under Section 6.04 or (v) a tender offer or exchange offer for 15% or more of the outstanding shares of stock of the Company has commenced, and the Board of Directors of the Company has not recommended rejection of such tender offer or exchange offer by its stockholders within ten (10) business days of the commencement thereof;

                  (e) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for adoption at the Company Stockholders' Meeting, provided that the right to terminate this Agreement under this Section 8.01(e) shall not be available to the Company where the failure to obtain such requisite vote shall have been caused by or related to the Company's breach of this Agreement;

                  (f) by either Parent or the Company if the approval of the issuance of Parent Common Shares pursuant to the terms of the Merger shall fail to receive the requisite vote at the Parent Stockholders' Meeting; provided that the right to terminate this Agreement under this
         Section 8.01(f) shall not be available to Parent where the failure to obtain such requisite vote shall have been caused by or related to Parent's breach of this Agreement;

                  (g) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth either in Section 7.02(a) or (b) would not be satisfied; provided, however, that if such breach is curable within thirty (30) days by the Company through the exercise of its best efforts and as long as the Company so cures such breach, Parent may not terminate this Agreement under this Section 8.01(g);

                  (h) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth either in Section 7.03(a) or (b) would not be satisfied; provided, however, that if such breach is curable within thirty (30) days by Parent and Merger Sub through the exercise of their respective best efforts and as long as Parent and Merger Sub so cure such breach, the Company may not terminate this Agreement under this Section 8.01(h); or

                  (i) by the Company, if the Company is not in material breach of its obligations under Section 6.04 hereof and the Board of Directors of the Company authorizes the

         Company to enter into a binding written agreement concerning a transaction that constitutes a Company Superior Proposal.

                  Section 8.02 Effect of Termination. Except as provided in
Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in
Section 8.05; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  Section 8.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Company Common Share shall be converted upon consummation of the Merger. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

                  Section 8.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  Section 8.05 Expenses. (a) Subject to paragraphs (e) and (f) of this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                  (b) The Company agrees that (i) if an Acquisition Proposal shall have been made to the Company or its stockholders or any Person shall have publicly announced an intention to make an Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated by Parent pursuant to
Section 8.01(d) or (ii) this Agreement is terminated by the Company pursuant to
Section 8.01(i), then the Company shall pay to Parent an amount equal to one billion dollars ($1,000,000,000); provided, however, that no amount shall be payable to Parent pursuant to clause (i) or (ii) of this paragraph (b) unless and until (y) any Person (other than Parent) (together with any affiliates of such Person, an "Acquiring Party") has acquired, directly or indirectly, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions within twelve (12) months of such termination, a majority of the voting power of the outstanding securities of the Company or all or substantially all of the assets of the Company or (z) there has been consummated a merger, consolidation or similar business combination between the Company and an Acquiring Person.

                  (c) Parent agrees that the payment provided for in Section 8.05(b) shall be the sole and exclusive remedy of Parent upon a termination of this Agreement pursuant to Section 8.01(d) where such fee has been paid and pursuant to Section 8.01(i), and such remedies shall be limited to the sum stipulated in Section 8.05(b), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve the Company from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  (d) Any payment required to be made pursuant to Section 8.05(b) shall be made to Parent by wire transfer of immediately available funds to an account designated by Parent in writing.

                  (e) Upon the termination of this Agreement by Parent or the Company pursuant to Section 8.01(e) or by Parent pursuant to Section 8.01(d), on the first business day following such termination, the Company shall pay Parent an amount equal to ten million dollars ($10,000,000) (the "Expenses"), which the parties agree represents the reasonable estimate of the out-of-pocket expenses that Parent will incur in connection with the transactions contemplated by this Agreement and which amount shall represent the entire amount that Parent is entitled to receive with respect to such expenses, including, but not limited to, fees and expense of Parent's counsel, accountants and financial advisors upon the termination by Parent or the Company in such circumstances.

                  (f) Upon the termination of this Agreement by Parent or the Company pursuant to Section 8.01(f), on the first business day following such termination, Parent shall pay the Company an amount equal to the Expenses, which the parties agree represents the reasonable estimate of the out-of-pocket expenses that the Company will incur in connection with the transactions contemplated by this Agreement and which amount shall represent the entire amount that the Company is entitled to receive with respect to such expenses, including, but not limited to, fees and expenses of the Company's counsel, accountants and financial advisors upon the termination by Parent or the Company pursuant to Section 8.01(f).

                  (g) "Acquisition Proposal" means an offer or proposal with respect to a Competing Transaction.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  Section 9.01 Non Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I, II and IX and Sections 6.05 and 6.09 shall survive the Effective Time and those set forth in Sections 6.03 (with respect to confidentiality), 8.02 and 8.05 and this Article IX shall survive termination.

                  Section 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

         if to Parent or Merger Sub:

                           JDS Uniphase Corporation
                           210 Baypointe Parkway
                           San Jose, California 95134
                           Facsimile No.:  (408) 954-0540
                           Attention: Michael Phillips

         with a copy to:

                           Morrison & Foerster LLP
                           425 Market Street
                           San Francisco, California 94105
                           Facsimile No.: (415) 268-6590
                           Attention: John Campbell, Esq.
                           .
         if to the Company:

                           SDL, Inc.
                           80 Rose Orchard Way
                           San Jose, California 95134
                           Facsimile No.: (408) 943-1258
                           Attention: Donald Scifres


         with a copy to:

                           Sullivan & Cromwell
                           1888 Century Park East
                           Los Angeles, CA 90067
                           Facsimile No.: (310) 712-8800
                           Attention:  Alison S. Ressler, Esq.

                  Section 9.03 Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

                  (b) "business day" means any day on which both the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in California;

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "Environmental Laws" means any federal, state, local or foreign laws and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment, health, safety or natural resources;

                  (e) "Hazardous Substances" means (i) those substances defined in or regulated under the following federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law;

                  (f) "Intellectual Property" means all trademarks, trademark rights, trade name, trade name rights, trade dress and other indications of origin, brand names, certification rights, service marks, applications for trademarks and for service marks, proprietary know-how and other proprietary rights and information; inventions and discoveries, whether patentable or not, in any jurisdiction; patents, patent rights and trade secrets; writings and other works, whether copyrightable or not, in any jurisdiction; and any similar intellectual property or proprietary rights;

                  (g) "knowledge" means, with respect to the Company, the actual knowledge of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act) of the Company and with respect to Parent or Merger Sub, the actual knowledge of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act) of Parent or Merger Sub, as the case may be;

                  (h) "Material Adverse Effect" means any circumstance, event, occurrence, change or effect that materially and adversely affects the business, operations, condition (financial or otherwise), assets (tangible or intangible) or results of operations of the Company and the Company Subsidiaries taken as a whole, or the Parent and the Parent Subsidiaries taken as a whole, as the case may be (other than any adverse effects due to or resulting from the public announcement of the transactions contemplated hereby, the pendency of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, loss of customers, orders, suppliers or employees resulting therefrom) or general market or industry conditions (including, without limitation, any change in trading prices, in and of itself and without the occurrence of any other Material Adverse Effect, of either Parent's or the Company's outstanding publicly traded equities));

                  (i) "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                  (j) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  Section 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  Section 9.05 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  Section 9.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section 9.07 Governing Law. Except to the extent that Delaware law is mandatorily applicable this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles.

                  Section 9.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  Section 9.10 Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              JDS UNIPHASE CORPORATION

                              BY: /s/ JOZEF STRAUS
                                  ------------------------------------
                                  Name: Jozef Straus
                                  Title: Co-Chairman of the Board
                                         and Chief Executive Officer


                              K2 ACQUISITION, INC.

                              By: /s/ CHRISTOPHER DEWEES
                                  ------------------------------------
                                  Name: Christopher Dewees
                                  Title: President


                              SDL, INC.

                              By: /s/ DONALD R. SCIFRES
                                  ------------------------------------
                                  Name: Donald R. Scifres
                                  Title: Chairman of the Board
                                         and Chief Executive Officer

EXHIBIT 6.07

FORM OF AFFILIATE LETTER FOR
AFFILIATES OF THE COMPANY

                                                         [         ] [   ], 2000


JDS UNIPHASE CORPORATION
210 Baypointe Parkway
San Jose, California 95134

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of SDL, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of July 9, 2000 (the "Merger Agreement") among JDS Uniphase Corporation, a Delaware corporation ("Parent"), K2 Acquisition, Inc., a Delaware corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

                  As a result of the Merger, I may receive common shares, par value $0.001 per share, of Parent (the "Parent Shares"). I would receive such Parent Shares in exchange for shares owned by me of common stock, par value $0.001 per share, of the Company (the "Company Shares").

         1. I represent, warrant and covenant to Parent that in the event that I receive any Parent Shares as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Merger Agreement and discussed, to the extent I felt necessary, with my counsel or counsel for the Company the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares.

                  C. I have been advised that the issuance to me of the Parent Shares pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. I understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT DATED [ ] [ ], 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND BUYER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BUYER.

                  F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

                  G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

                  A. For so long as and to the extent necessary to permit me to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether or not Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Shares by me pursuant to Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

                  B. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and 1(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                                  Very truly yours,




                                                  Name:



Agreed and accepted this [__] day
of [          ] [   ], 2000, by

JDS Uniphase Corporation

By:
    Name:
    Title:

                                TABLE OF CONTENTS


                              ARTICLE I THE MERGER

   SECTION 1.01  The Merger....................................................2
   Section 1.02  Closing; Effective Time.......................................2
   Section 1.03  Effect of the Merger..........................................2
   Section 1.04  Certificate of Incorporation; By-Laws.........................2
   Section 1.05  Directors and Officers........................................2

          ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

   Section 2.01  Conversion of Securities......................................2
   Section 2.02  Exchange of Certificates......................................3
   Section 2.03  Stock Transfer Books..........................................6
   Section 2.04  Company Stock Options.........................................6
   Section 2.05  Restricted Stock..............................................7

            ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Section 3.01  Organization and Qualification; Subsidiaries..................7
   Section 3.02  Company Certificate of Incorporation and By-Laws..............8
   Section 3.03  Capitalization................................................8
   Section 3.04  Authority Relative to This Agreement..........................9
   Section 3.05  No Conflict; Required Filings and Consents....................9
   Section 3.06  Permits; Compliance..........................................10
   Section 3.07  SEC Filings; Financial Statements............................11
   Section 3.08  Undisclosed Liabilities......................................11
   Section 3.09  Absence of Certain Changes or Events.........................11
   Section 3.10  Absence of Litigation........................................12
   Section 3.11  Employee Benefit Matters.....................................12
   Section 3.12  Material Contracts...........................................13
   Section 3.13  Environmental Matters........................................14
   Section 3.14  Title to Properties; Absence of Liens and Encumbrances.......15
   Section 3.15  Intellectual Property........................................15
   Section 3.16  Taxes........................................................16
   Section 3.17  Board Approval; Vote Required................................17
   Section 3.18  Insurance....................................................17
   Section 3.19  State Takeover Statutes; Stockholder Rights Plan.............18
   Section 3.20  Labor Matters................................................18
   Section 3.21  Opinion of Financial Advisor.................................18
   Section 3.22  Brokers......................................................19

       ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Section 4.01  Organization and Qualification; Subsidiaries.................19
   Section 4.02  Certificate of Incorporation and By-Laws.....................19
   Section 4.03  Capitalization...............................................19
   Section 4.04  Authority Relative to This Agreement.........................20
   Section 4.05  No Conflict; Required Filings and Consents...................21
   Section 4.06  Permits; Compliance..........................................21
   Section 4.07  SEC Filings; Financial Statements............................22
   Section 4.08  Undisclosed Liabilities......................................23
   Section 4.09  Absence of Certain Changes or Events.........................23
   Section 4.10  Absence of Litigation........................................23
   Section 4.11  Employee Benefit Matters.....................................23
   Section 4.12  Material Contracts...........................................25
   Section 4.13  Environmental Matters........................................25
   Section 4.14  Title to Properties; Absence of Liens and Encumbrances.......26
   Section 4.15  Intellectual Property........................................26
   Section 4.16  Taxes........................................................27
   Section 4.17  Board Approval; Vote Required................................28
   Section 4.18  Operations of Merger Sub.....................................28
   Section 4.19  Insurance....................................................28
   Section 4.20  Labor Matters................................................28
   Section 4.21  Opinion of Financial Advisor.................................29
   Section 4.22  Brokers......................................................29

               ARTICLE V CONDUCT OF BUSINESSES PENDING THE MERGER

   Section 5.01  Conduct of Business by the Company Pending the Merger........29
   Section 5.02  Conduct of Business by Parent Pending the Merger.............31
   Section 5.03  Notification of Certain Matters..............................32

                        ARTICLE VI ADDITIONAL AGREEMENTS

   Section 6.01  Registration Statement; Joint Proxy Statement................32
   Section 6.02  Stockholders' Meetings.......................................34
   Section 6.03  Access to Information; Confidentiality.......................35
   Section 6.04  No Solicitation of Transactions..............................35
   Section 6.05  Directors' and Officers' Indemnification and Insurance.......37
   Section 6.06  Obligations of Merger Sub....................................38
   Section 6.07  Affiliates...................................................38
   Section 6.08  Further Action; Consents; Filings............................38
   Section 6.09  Plan of Reorganization.......................................39
   Section 6.10  Public Announcements.........................................40
   Section 6.11  Letters of Accountants.......................................40
   Section 6.12  NASDAQ.......................................................40

   Section 6.13  Further Assurances...........................................40
   Section 6.14  Certain Employee Benefits Matters............................40
   Section 6.15  Board Appointment............................................41

                      ARTICLE VII CONDITIONS TO THE MERGER

   Section 7.01  Conditions to the Obligations of Each Party..................41
   Section 7.02  Conditions to the Obligations of Parent and Merger Sub.......42
   Section 7.03  Conditions to the Obligations of the Company.................42

                 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER

   Section 8.01  Termination..................................................43
   Section 8.02  Effect of Termination........................................45
   Section 8.03  Amendment....................................................45
   Section 8.04  Waiver.......................................................45
   Section 8.05  Expenses.....................................................45

                          ARTICLE IX GENERAL PROVISIONS

   Section 9.01  Non Survival of Representations, Warranties and Agreements...46
   Section 9.02  Notices......................................................47
   Section 9.03  Certain Definitions..........................................47
   Section 9.04  Severability.................................................49
   Section 9.05  Assignment; Binding Effect; Benefit..........................49
   Section 9.06  Specific Performance.........................................50
   Section 9.07  Governing Law................................................50
   Section 9.08  Headings.....................................................50
   Section 9.09  Counterparts.................................................50
   Section 9.10  Entire Agreement.............................................50

EXHIBITS

Exhibit 6.07               Form of Affiliate Letter